                                                               EXHIBIT (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                                DANA CORPORATION

                                       AT

                              $15.00 NET PER SHARE

                                       BY

                            DELTA ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                               ARVINMERITOR, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            THURSDAY, AUGUST 28, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                    July 9, 2003

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 9, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the Offer by Delta Acquisition Corp., a Virginia corporation (the "Purchaser"), and a wholly owned subsidiary of ArvinMeritor, Inc., an Indiana corporation ("Parent"), to purchase (1) all outstanding shares ("Shares") of common stock, par value $1.00 per share, of Dana Corporation, a Virginia corporation (the "Company"), and (2) unless and until validly redeemed by the Board of Directors of the Company, the associated rights to purchase shares of Series A Junior Participating Preferred Stock, no par value, of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of April 25, 1996, (as amended from time to time, the "Rights Agreement"), by and between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, at a price of $15.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the associated Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

     Unless the Rights are redeemed prior to the Expiration Date (as defined in the Offer to Purchase), holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, shareholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a shareholder receiving Rights Certificates by use of the guaranteed delivery procedures described in Section 3 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering shareholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within a period ending on the later of (1) three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date that Rights Certificates are distributed. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business. The Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the associated Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares and Rights held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $15.00 per Share, including the associated Right, net to the seller in cash, without interest.

          2.  The Offer is being made for all outstanding Shares.

          3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, AUGUST 28, 2003 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN ITS SOLE DISCRETION, IN WHICH EVENT THE TERM "EXPIRATION DATE" MEANS THE TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the Expiration Date a number of Shares that, together with Shares owned by the Purchaser, Parent or any other subsidiary of Parent, represents more than two-thirds of the total number of outstanding Shares on a fully diluted basis, (2) the Company's board of directors redeeming the Rights or the Purchaser, in its reasonable discretion, being satisfied that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in the Offer to Purchase), (3) the Purchaser, in its reasonable discretion, being satisfied that the Virginia Affiliated Transactions Act has been invalidated or will otherwise not prohibit or impede, for any period of time, the Proposed Merger or any other business combination involving the Company and the Purchaser or any other subsidiary of Parent, (4) the Purchaser, in its reasonable discretion, being satisfied that the Virginia Control Share Act has been invalidated or will otherwise be inapplicable to the Shares previously acquired by Parent and the Shares to be acquired by the Purchaser pursuant to the Offer or full voting rights for all Shares previously acquired by Parent and the Shares to be acquired by the Purchaser pursuant to the Offer having been approved by the shareholders of the Company pursuant to the Virginia Control Share Act, (5) Parent having received proceeds under new financings sufficient, together with cash on hand, to consummate the Offer and the Proposed Merger and to refinance all debt of the Company and Parent that is or could be required to be repurchased or becomes, or could be declared, due and payable as a result of the Offer or the Proposed Merger or the financing thereof and (6) all waiting periods imposed by applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or terminated.

          5. Tendering shareholders whose Shares are registered in their own name and who tender directly to the Depositary will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the

     Depositary or the Information Agent (as each such term is defined in the Offer to Purchase) or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares and Rights by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 8 of the Letter of Transmittal.

     If you wish to have us tender any or all of the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of the Offer as so extended or amended), the Purchaser will purchase, by accepting for payment, and will pay for all Shares validly tendered and not properly withdrawn prior to the Expiration Date promptly after the Expiration Date. Any determination concerning the satisfaction of the terms and conditions of the Offer shall be within the sole discretion of the Purchaser. In all cases, payment for Shares and Rights purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation pursuant to the procedures set forth in Section 3 of the Offer to Purchase with respect
to) such Shares and Rights, (b) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any and all required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering shareholders at the same time, and will depend upon when Share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates representing, or Book-Entry Confirmations of, such Shares (or Rights, if available) are received into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase). UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID BY THE PURCHASER REGARDLESS OF ANY EXTENSION OF THE OFFER OR BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     If a shareholder desires to tender Shares and Rights pursuant to the Offer and such shareholder's Share Certificates or, if applicable, Rights Certificates are not immediately available (including if the Distribution Date has occurred but Rights Certificates have not yet been distributed) or the procedures for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such shareholder's tender may be effected according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares and Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by UBS Securities LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                                DANA CORPORATION
                                       BY

                            DELTA ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                               ARVINMERITOR, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Delta Acquisition Corp., a Virginia corporation (the "Purchaser"), dated July 9, 2003 (the "Offer to Purchase") and the related Letter of Transmittal relating the offer by the Purchaser to purchase (1) all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Dana Corporation, a Virginia corporation (the "Company"), and (2) unless and until validly redeemed by the Board of Directors of the Company, the associated rights to purchase shares of Series A Junior Participating Preferred Stock, no par value, of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of April 25, 1996, by and between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent.

     This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

  NUMBER OF SHARES*       NUMBER OF RIGHTS*
   TO BE TENDERED:         TO BE TENDERED:                           SIGN BELOW
----------------------  ----------------------
                                                -----------------------------------------------------
                                                                    SIGNATURE(S)


                                                -----------------------------------------------------
                                                                PLEASE PRINT NAME(S)


                                                -----------------------------------------------------
                                                                       ADDRESS


                                                -----------------------------------------------------
                                                                   ACCOUNT NUMBER


                                                -----------------------------------------------------
                                                           AREA CODE AND TELEPHONE NUMBER


                                                -----------------------------------------------------
                                                        TAXPAYER IDENTIFICATION NUMBER(S) OR
                                                              SOCIAL SECURITY NUMBER(S)


                                                DATED: --------------------------------------------------------------------,
                                                200 -

---------------

* Unless otherwise indicated, it will be assumed that all your Shares and Rights held by us for your account are to be tendered.